Exhibit 99.1

FOR IMMEDIATE RELEASE

Industrial Logistics Properties Trust Announces Fourth Quarter 2020 Results
Fourth Quarter Net Income Attributable to Common Shareholders of $0.62 Per Share
Fourth Quarter Normalized FFO Attributable to Common Shareholders of $0.46 Per Share
Added Second Joint Venture Investor, Raising Equity Capital at Net Asset Value to Reduce Debt

Newton, MA (February 17, 2021): Industrial Logistics Properties Trust (Nasdaq: ILPT) today announced financial results for the quarter ended December 31, 2020.

John Murray, President and Chief Executive Officer of ILPT, made the following statement:

"We reported a strong finish to the year, with steady progress on our key priorities to reduce leverage, expand the portfolio, and create value for tenants and investors in today's competitive operating environment. ILPT entered into new and renewal leases for approximately 253,000 square feet, resulting in weighted average rental rates that were 14.1% higher than prior rental rates with a weighted average lease term of 13 years. Our portfolio occupancy also remained stable at 98.5%, which demonstrates the strong demand for ILPT's high quality industrial and logistics properties. We added a second third party investor to our existing 12-property joint venture, which resulted in substantially reducing our leverage, and we ended the year with more than $550 million of total liquidity. Finally, in December 2020, we completed the acquisition of a 645,000 square foot Class A industrial facility in the Kansas City area, which expands ILPT's geographic diversification into another top 20 U.S. industrial market. Looking ahead to 2021, we anticipate industrial real estate fundamentals will continue to remain strong with ILPT well positioned to pursue opportunities that will complement our existing industrial assets, drive growth across the portfolio, and create sustainable long-term shareholder value.”

Quarterly Results:

•Net income attributable to common shareholders of $40.3 million, or $0.62 per diluted share.
•Normalized FFO attributable to common shareholders of $30.2 million, or $0.46 per diluted share.
•Recorded a gain on sale of real estate of $24.0 million, or $0.37 per diluted share, principally related to our sale of equity interest in our joint venture to a second third party institutional investor.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

(dollars in thousands, except per share data)	Three Months Ended
Financial	December 31, 2020	December 31, 2019	Change
Net income attributable to common shareholders per share	$0.62	$0.18	244.4%
Normalized FFO attributable to common shareholders per share	$0.46	$0.46	—%
Net operating income (NOI)	$46,659	$48,240	(3.3)%
Same property cash basis NOI	$37,563	$38,237	(1.8)%

Reconciliations of net income attributable to common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, attributable to common shareholders and normalized funds from operations, or Normalized FFO, attributable to common shareholders for the quarters ended December 31, 2020 and 2019 appear later in this press release. Reconciliations of net income determined in accordance with GAAP to net operating income, or NOI, and Cash Basis NOI, and a reconciliation of NOI to same property NOI and calculation of same property Cash Basis NOI, for the quarters ended December 31, 2020 and 2019, also appear later in this press release.

	Three Months Ended
Occupancy	December 31, 2020	September 30, 2020	December 31, 2019
Occupancy	98.5%	98.8%	99.3%
Same property occupancy	98.4%	98.4%	99.1%

Three Months Ended
Leasing Activity	December 31, 2020
Leasing activity for new and renewal leases and rent resets (square feet)	253,000
Weighted average lease term for new and renewal leases (by square feet)	13.0 years
Weighted average rental rate change versus prior rental rate for same space (by square feet)	14.1%
Commitments for leasing capital and concessions for new and renewal leases (per square foot per year)	$0.15

•In response to the COVID-19 pandemic, ILPT granted requests to 39 tenants to defer aggregate rent payments of $3.2 million as of February 15, 2021, and in most cases, these tenants were obligated to pay the deferred rents in 12 equal monthly installments beginning in September 2020.
•During the quarter ended December 31, 2020, ILPT collected approximately 98% of its contractual rents due after giving effect to such rent deferrals.

Acquisition and Disposition Activities:

•In December 2020, ILPT acquired a net leased Class A industrial property located in Kansas City, KS containing 645,462 rentable square feet and excess developable land that can either support a 550,000 square feet expansion to the existing building or 430,000 square feet free standing building for a purchase price of $44.0 million, excluding acquisition related costs. The existing building is 100% leased and has a remaining lease term of approximately 11.7 years.
•In December 2020, ILPT sold one property located in Virginia containing 308,217 rentable square feet for a sales price of $10.8 million, excluding closing costs.

Joint Venture:

•In November 2020, ILPT sold a 39% equity interest from its 61% equity interest in its existing joint venture for 12 of ILPT’s properties in the mainland United States, to a large, top tier global sovereign wealth fund for approximately $108.8 million. After giving effect to the sale, the then existing institutional investor in the joint venture maintains its 39% equity interest and ILPT continues to own the remaining 22% equity interest in the joint venture.
•Upon closing of the transaction, ILPT no longer consolidates the results of operations of the joint venture into its financial results, including the $407.0 million of debt associated with the 12 properties, and instead accounts for its remaining 22% equity interest as an unconsolidated joint venture interest.

Liquidity:

•As of December 31, 2020, ILPT had approximately $22.8 million of cash and cash equivalents, and approximately $529 million available to borrow under its revolving credit facility.

Conference Call:

On Thursday, February 18, 2021 at 10:00 a.m. Eastern Time, John Murray, Chief Executive Officer, Richard Siedel, Chief Financial Officer, and Yael Duffy, Chief Operating Officer, will host a conference call to discuss ILPT’s fourth quarter 2020 financial results.

The conference call telephone number is (877) 418-4826. Participants calling from outside the United States and Canada should dial (412) 902-6758. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Thursday, February 25, 2021. To access the replay, dial (412) 317-0088. The replay pass code is 10150720.

A live audio webcast of the conference call will also be available in a listen-only mode on ILPT’s website, at www.ilptreit.com. Participants wanting to access the webcast should visit ILPT’s website about five minutes before the call. The archived webcast will be available for replay on ILPT’s website following the call for about one week. The transcription, recording and retransmission in any way of ILPT’s fourth quarter conference call are strictly prohibited without the prior written consent of ILPT.

Supplemental Data:

A copy of ILPT’s Fourth Quarter 2020 Supplemental Operating and Financial Data is available for download at ILPT’s website, which is located at www.ilptreit.com. ILPT’s website is not incorporated as part of this press release.

ILPT is a real estate investment trust, or REIT, that owns and leases industrial and logistics properties throughout the United States. ILPT is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, MA.

Non-GAAP Financial Measures:

ILPT presents certain “non-GAAP financial measures” within the meaning of applicable rules of the Securities and Exchange Commission, or SEC, including FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, NOI and Cash Basis NOI. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income or net income attributable to common shareholders as indicators of ILPT’s operating performance or as measures of ILPT’s liquidity. These measures should be considered in conjunction with net income and net income attributable to common shareholders as presented in ILPT’s consolidated statements of income. ILPT considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income and net income attributable to common shareholders. ILPT believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of ILPT’s operating performance between periods and with other REITs and, in the case of NOI and Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of ILPT’s properties.

Please see the pages attached hereto for a more detailed statement of ILPT’s operating results and financial condition and for an explanation of ILPT’s calculation of NOI, Cash Basis NOI, same property NOI, same property Cash Basis NOI, FFO attributable to common shareholders and Normalized FFO attributable to common shareholders and a reconciliation of those amounts to amounts determined in accordance with GAAP.

Industrial Logistics Properties Trust

Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

Rental income	$60,081	$62,199	$254,575	$229,234

Expenses:
Real estate taxes	8,406	8,721	35,185	30,367
Other operating expenses	5,016	5,238	20,749	17,643
Depreciation and amortization	15,215	18,039	70,518	61,927
Acquisition and certain other transaction related costs	22	—	200	—
General and administrative	4,723	4,058	19,580	17,189
Total expenses	33,382	36,056	146,232	127,126

Gain on sale of real estate	23,996	—	23,996	—
Interest income	—	163	113	743
Interest expense (including net amortization of debt issuance costs, premiums and discounts of $588, $596, $2,481 and $2,017, respectively)	(11,009)	(14,641)	(51,619)	(50,848)
Gain on early extinguishment of debt	—	—	120	—
Income before income tax expense and equity in earnings of investees	39,686	11,665	80,953	52,003
Income tax expense	(75)	(40)	(277)	(171)
Equity in earnings of investees	529	49	529	666
Net income	40,140	11,674	81,205	52,498
Net loss attributable to noncontrolling interest	175	—	866	—
Net income attributable to common shareholders	$40,315	$11,674	$82,071	$52,498

Weighted average common shares outstanding - basic	65,139	65,071	65,104	65,049
Weighted average common shares outstanding - diluted	65,152	65,074	65,114	65,055

Per common share data (basic and diluted):
Net income attributable to common shareholders	$0.62	$0.18	$1.26	$0.81

Industrial Logistics Properties Trust

Funds from Operations Attributable to Common Shareholders and Normalized Funds from Operations Attributable to Common Shareholders (1)

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

Net income attributable to common shareholders	$40,315	$11,674	$82,071	$52,498
Depreciation and amortization	15,215	18,039	70,518	61,927
Equity in earnings of unconsolidated joint venture	(529)	—	(529)	—
Share of FFO from unconsolidated joint venture	556	—	556	—
Gain on sale of real estate	(23,996)	—	(23,996)	—
FFO adjustments attributable to noncontrolling interest	(1,384)	—	(7,656)	—
FFO attributable to common shareholders	30,177	29,713	120,964	114,425
Acquisition and certain other transaction related costs	22	—	200	—
Gain on early extinguishment of debt	—	—	(120)	—
Normalized FFO attributable to common shareholders	$30,199	$29,713	$121,044	$114,425

Weighted average common shares outstanding - basic	65,139	65,071	65,104	65,049
Weighted average common shares outstanding - diluted	65,152	65,074	65,114	65,055

Per common share data (basic and diluted):
FFO attributable to common shareholders and Normalized FFO attributable to common shareholders	$0.46	$0.46	$1.86	$1.76
Distributions declared	$0.33	$0.33	$1.32	$1.32

(1)      ILPT calculates FFO attributable to common shareholders and Normalized FFO attributable to common shareholders as shown above. FFO attributable to common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, which is net income attributable to common shareholders, calculated in accordance with GAAP, excluding any gain or loss on sale of real estate and equity in earnings of an unconsolidated joint venture, plus real estate depreciation and amortization of consolidated properties and its proportionate share of FFO of unconsolidated joint venture properties and minus FFO adjustments attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to ILPT. In calculating Normalized FFO attributable to common shareholders, ILPT adjusts for the items shown above including similar adjustments for ILPT’s unconsolidated joint venture, if any, and includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of ILPT’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders are among the factors considered by ILPT’s Board of Trustees when determining the amount of distributions to ILPT’s shareholders. Other factors include, but are not limited to, requirements to maintain ILPT’s qualification for taxation as a REIT, limitations in the agreements governing ILPT’s debt, the availability to ILPT of debt and equity capital, ILPT’s distribution rate as a percentage of the trading price of its common shares, or dividend yield, and ILPT’s dividend yield compared to the dividend yields of other industrial REITs, ILPT’s expectation of its future capital requirements and operating performance and ILPT’s expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO attributable to common shareholders and Normalized FFO attributable to common shareholders differently than ILPT does.

Industrial Logistics Properties Trust

Calculation and Reconciliation of Property Net Operating Income and Cash Basis Net Operating Income (1)

(dollars in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Calculation of NOI and Cash Basis NOI:
Rental income	$60,081	$62,199	$254,575	$229,234
Real estate taxes	(8,406)	(8,721)	(35,185)	(30,367)
Other operating expenses	(5,016)	(5,238)	(20,749)	(17,643)
NOI	46,659	48,240	198,641	181,224
Non-cash straight line rent adjustments included in rental income	(2,858)	(385)	(9,041)	(4,345)
Lease value amortization included in rental income	(185)	(193)	(791)	(1,195)
Cash Basis NOI	$43,616	$47,662	$188,809	$175,684

Reconciliation of Net Income to NOI and Cash Basis NOI:
Net income	$40,140	$11,674	$81,205	$52,498
Equity in earnings of investees	(529)	(49)	(529)	(666)
Income tax expense	75	40	277	171
Income before income tax expense and equity in earnings of investees	39,686	11,665	80,953	52,003
Gain on early extinguishment of debt	—	—	(120)	—
Interest expense	11,009	14,641	51,619	50,848
Gain on sale of real estate	(23,996)	—	(23,996)	—
Interest income	—	(163)	(113)	(743)
General and administrative	4,723	4,058	19,580	17,189
Acquisition and certain other transaction related costs	22	—	200	—
Depreciation and amortization	15,215	18,039	70,518	61,927
NOI	46,659	48,240	198,641	181,224
Non-cash straight line rent adjustments included in rental income	(2,858)	(385)	(9,041)	(4,345)
Lease value amortization included in rental income	(185)	(193)	(791)	(1,195)
Cash Basis NOI	$43,616	$47,662	$188,809	$175,684

(1)    The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to ILPT’s property level results of operations. ILPT calculates NOI and Cash Basis NOI as shown above. ILPT defines NOI as income from its rental of real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that ILPT records as depreciation and amortization expense. ILPT defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization and lease termination fees, if any. ILPT uses NOI and Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than ILPT does.

Industrial Logistics Properties Trust

Reconciliation of Net Operating Income to Same Property Net Operating Income and Calculation of Same
1
Property Cash Basis Net Operating Income (1)

(dollars in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Reconciliation of NOI to Same Property NOI (2)(3):
Rental income	$60,081	$62,199	$254,575	$229,234
Real estate taxes	(8,406)	(8,721)	(35,185)	(30,367)
Other operating expenses	(5,016)	(5,238)	(20,749)	(17,643)
NOI	46,659	48,240	198,641	181,224
Less:
NOI of properties not included in same property results	(6,289)	(9,978)	(63,548)	(50,253)
Same property NOI	$40,370	$38,262	$135,093	$130,971

Calculation of Same Property Cash Basis NOI (2)(3):
Same property NOI	$40,370	$38,262	$135,093	$130,971
Less:
Non-cash straight line rent adjustments included in rental income	(2,638)	137	(5,966)	(1,712)
Lease value amortization included in rental income	(169)	(162)	(442)	(919)
Same property Cash Basis NOI	$37,563	$38,237	$128,685	$128,340

(1)See footnote (1) on page 6 of this press release for the definitions of NOI and Cash Basis NOI and page 4 for a description of why ILPT believes they are appropriate supplemental measures and a description of how ILPT uses these measures.

(2)For the three months ended December 31, 2020 and 2019, same property NOI and same property Cash Basis NOI are based on properties that ILPT owned as of December 31, 2020 and that it owned continuously since October 1, 2019 and exclude 12 properties owned by an unconsolidated joint venture in which ILPT owns a 22% interest.

(3)For the year ended December 31, 2020 and 2019, same property NOI and same property Cash Basis NOI are based on properties that ILPT owned as of December 31, 2020 and that it owned continuously since January 1, 2019 and exclude 12 properties owned by an unconsolidated joint venture in which ILPT owns a 22% interest.

Industrial Logistics Properties Trust

Consolidated Balance Sheets

(dollars in thousands, except per share data)

(unaudited)

	December 31,	December 31,
	2020	2019
ASSETS
Real estate properties:
Land	$709,099	$747,794
Buildings and improvements	1,099,971	1,588,170
Total real estate properties, gross	1,809,070	2,335,964
Accumulated depreciation	(141,406)	(131,468)
Total real estate properties, net	1,667,664	2,204,496
Investment in unconsolidated joint venture	60,590	—
Acquired real estate leases, net	83,644	138,596
Cash and cash equivalents	22,834	28,415
Restricted cash	—	6,135
Rents receivable, including straight line rents of $62,753 and $58,336, respectively	69,511	62,782
Deferred leasing costs, net	4,595	6,581
Debt issuance costs, net	1,477	2,954
Due from related persons	2,665	1,504
Other assets, net	2,765	3,438
Total assets	$1,915,745	$2,454,901

LIABILITIES AND SHAREHOLDERS' EQUITY
Revolving credit facility	$221,000	$310,000
Mortgage notes payable, net	645,579	1,096,608
Assumed real estate lease obligations, net	14,630	17,508
Accounts payable and other liabilities	14,716	16,475
Rents collected in advance	7,811	9,442
Security deposits	6,540	6,680
Due to related persons	2,279	2,498
Total liabilities	912,555	1,459,211

Commitments and contingencies

Shareholders' Equity:
Common shares of beneficial interest, $.01 par value: 100,000,000 shares authorized; 65,301,088 and 65,180,628 shares issued and outstanding, respectively	653	652
Additional paid in capital	1,010,819	999,302
Cumulative net income	224,226	142,155
Cumulative common distributions	(232,508)	(146,419)
Total shareholders' equity	1,003,190	995,690
Total liabilities and shareholders' equity	$1,915,745	$2,454,901

Warning Concerning Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever ILPT uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, ILPT is making forward-looking statements. These forward-looking statements are based upon ILPT’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by ILPT’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond ILPT’s control. For example:
•Mr. Murray states in this press release that ILPT reported a strong finish to the year, with steady progress on ILPT’s key priorities to reduce leverage, expand the portfolio, and create value for tenants and investors in today’s competitive operating environment. This may imply that ILPT will continue to make progress on its key priorities. However, ILPT’s business is subject to various risks, some of which are beyond its control, such as the COVID-19 pandemic and/or general economic conditions. As a result, ILPT may not continue to make progress on its key priorities,
•Mr. Murray’s statements in this press release regarding ILPT’s leasing activity may imply that ILPT will achieve similar or better results in the future. However, leasing activity depends on various factors, including the impact of the COVID-19 pandemic, existing tenants’ continuing need for space, the timing of the expiration of existing leases, the market demand to lease space at ILPT’s properties, ILPT’s ability to successfully compete for tenants and other economic and market conditions. As a result, ILPT may not realize similar or better leasing results in the future, and these leasing results may worsen,
•Mr. Murray states in this press release that ILPT added a second third party investor to its existing joint venture, which resulted in substantially reducing our leverage and that ILPT ended the year with more than $550 million of total liquidity. However, ILPT has a revolving credit facility under which it may borrow, repay and reborrow amounts and ILPT may seek to obtain additional debt financing in the future. As a result, ILPT may not maintain the reduced leverage or strong liquidity it achieved by adding a second partner to this joint venture, and
•Mr. Murray states in this press release that ILPT is well positioned to pursue opportunities that will complement ILPT’s existing industrial assets, drive growth across the portfolio, and create sustainable long-term shareholder value. However, ILPT’s ability to acquire and lease properties and to realize increased rents depends in large part on when such properties become available for acquisition or lease, when leases are negotiated or rents are reset, or market conditions in areas where ILPT’s properties are located. Market conditions often change and are beyond ILPT’s control. In the future, ILPT may not make acquisitions or negotiate expansions, may experience increasing vacancies, lower rents at its properties or lower demand for its properties and may experience a decline of its operating results.

The information contained in ILPT’s filings with the SEC, including under “Risk Factors” in ILPT’s periodic reports, or incorporated therein, identifies important factors that could cause ILPT’s actual results to differ materially from those stated in or implied by ILPT’s forward-looking statements. ILPT’s filings with the SEC are available on the SEC’s website at www.sec.gov.
You should not place undue reliance upon forward-looking statements.
Except as required by law, ILPT does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Contact:
Kevin Barry, Manager, Investor Relations
(617) 658-0776

(END)